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                                                                     EXHIBIT 4.2

                 AMENDED AND RESTATED PER-SE TECHNOLOGIES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT ("Agreement") is made as of the date of grant specified on the foregoing Notice of Grant (the "Notice of Grant") by and between PER-SE TECHNOLOGIES, INC., a Delaware corporation formerly known as Medaphis Corporation (the "Company"), and the Optionee as identified on the Notice of Grant.

                              W I T N E S S E T H

         WHEREAS, the Committee (the "Committee") appointed by the Board of Directors to administer the Second Amended and Restated Per-Se Technologies, Inc. Non-Qualified Stock Option Plan, as amended (the "Plan"), has authorized the grant to the Optionee of a stock option, which shall not be an incentive stock option described in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), authorizing the Optionee to purchase the number of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company allocated to him by the Committee; and

         WHEREAS, the Company and the Optionee wish to confirm the terms and conditions of the option;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

1. Grant of Option. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of the shares of Common Stock enumerated on the Notice of Grant (hereinafter the "Option Shares").

2. Terms and Exercise of Option. Subject to the provisions of Section 6 of this
Agreement:

         (a) Beginning six (6) months after the date of grant of the Option, at any time, and from time to time, the Optionee shall have the right to exercise the Option with respect to that portion of the Option Shares determined by the application of the following vesting schedule (after subtracting the number of Option Shares which previously have been exercised pursuant to the Option) set forth on the Notice of Grant.

         (b) The Option shall expire, terminate and no longer be exercisable upon the earlier to occur of:

                  (1) the date which is eleven (11) years from the date of grant; or

                  (2)      the date set forth in Section 4 hereof.

         (c) Beginning six (6) months after the date of grant of the Option, at any time, and from time to time, the Option may be exercised with respect to all or any portion of the Option Shares to the extent determined under Section 2(a) hereof and until the expiration of the period set forth in Section 2(b) hereof, by delivery to the Company, at its principal place of business in Atlanta, Georgia, of (i) the written Notice of Exercise in the form attached hereto as Exhibit A, which is incorporated herein by reference, specifying the number of shares of Common Stock with respect to which the Option is being exercised and signed by the person exercising the Option as provided herein and (ii) payment of the purchase price. Upon acceptance of such notice and receipt of payment in full, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

         (d) The Optionee, or the personal representative of the Optionee pursuant to Section 4(b) below, shall have no rights as a stockholder with respect to any shares covered by the Option until the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights in or with respect to shares of Common Stock purchased pursuant to the Option for which the record date for such dividend, distribution or other right is prior to the date of exercise of the Option, except as provided in Section 5 below.

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3. Exercise Price. The Optionee must pay to the Company the option price per share reflected on the Notice of Grant, subject to adjustment as set forth in
Section 5, for each share of Common Stock acquired pursuant to the exercise of the Option.

4.  Termination of Option.

         (a) If the Optionee ceases to be an employee of the Company or of any parent or subsidiary corporation of the Company for any reason other than death or disability (within the meaning of Section 22(e)(3) of the Code and as determined in the sole and absolute judgment of the Company) or a Change of Control Event (as hereinafter defined) before this Option is fully vested, any portion of this Option which is not vested on the date of such termination of Optionee's employment shall be automatically forfeited as of his employment termination date. The vested portion of this Option which is unexercised shall expire, terminate and become unexercisable after the expiration of three (3) months after the effective date of the Optionee's termination of employment. The Option evidenced hereby is nontransferable and, except as provided in Section 4(b) below with respect to the death of the Optionee, shall be exercisable during the lifetime of the Optionee only by the Optionee.

         (b) Notwithstanding any other provision hereof to the contrary, if the Optionee ceases to be an employee of the Company or of any parent or subsidiary corporation of the Company by reason of death or disability (within the meaning of Section 22(e)(3) of the Code and as determined in the sole and absolute judgment of the Company), the Option or any portion thereof which is unexercised shall immediately be and become fully exercisable without regard to the vesting schedule set forth in
         Section 2 hereof and shall expire, terminate and become unexercisable after the expiration of six (6) months following the Optionee's death or termination of employment due to disability.

5. Corporate Reorganizations and Change in Control.

         (a) Adjustments. The Committee will adjust the total number of Option Shares, both as to the number of Option Shares and the exercise price, for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or a payment of a stock dividend on the shares of Common Stock, a subdivision or combination of the shares of Common Stock, a reclassification of the shares of Common Stock, a merger or consolidation of the Company or any other like changes in the Option Shares or in their value. No fractional shares will be issued as a result of any of these changes, and any fractional shares that result from a change will be eliminated from the Option. Any such adjustments will be made by or under authority of the Committee, and the determination by the Committee as to what adjustments are to be made will be final, binding and conclusive.

         (b) Change in Control.

                  (1) The following occurrences constitute "Change of Control" events:

                           (i) the adoption of a plan of merger or the consolidation of the Company with any other corporation as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than 50% of the voting stock of the surviving or resulting corporation;

                           (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company;

                           (iii) the sale or transfer of substantially all of the assets of the Company;

                           (iv) the sale or transfer of substantially all of the assets or stock of an operating subsidiary of the Company, other than as security for obligations of the Company; or

                           (v) the sale or transfer of substantially all of the assets of an operating division of the Company or its subsidiaries, other than as security for obligations of the Company.

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                  (2) In the event of an occurrence described in Section
                  5(b)(1)(i), (ii), or (iii), the unexercised portion of this Option will be fully vested and immediately exercisable, and will remain exercisable until the occurrence of such event, after which time the Option will terminate immediately as to any portion thereof not exercised.

                  (3) In the event of an occurrence of an event described in
                  Section 5(b)(1)(iv) or (v), which results in optionees employed by the affected operating subsidiary or division being terminated from their employment with the Company, then the unexercised portion of all outstanding options under the Plan held by those affected optionees will be fully vested and immediately exercisable. Such options will remain exercisable until the earlier of (i) the expiration of the respective terms of such options, or (ii) six (6) months following termination of employment.

                  (4) The Optionee will be mailed notice of any anticipated occurrence described in Section 5(b)(1) at least twenty (20) days prior to the occurrence of such event.

         (c)  Liquidation of Shares After Change in Control.

                  (1) In the event of any occurrence described in Section 5(b)(1)(i), (ii) or (iii) and if the Optionee elects to exercise the Option, the Optionee will have the right in connection with the closing of such event to either (i) sell to the Company, or the surviving or resulting corporation, the shares of Common Stock which the Optionee received upon the exercise of the Option at a cash price per share equivalent to the fair market value of the Common Stock as determined by the Committee, as of the date of such event, or
                  (ii) receive the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the Optionee to receive, if, at the time of the merger, consolidation, or other reorganization, the Optionee had been a holder of record of the number of shares which the Optionee received upon the exercise of the Option; provided, however, that in the event the transaction contemplated by this Section 5(c)(1) involves a merger to be accounted for under the "pooling of interests" accounting method, then the Committee shall have the authority hereunder to modify the rights of the Optionee hereunder to the extent necessary in order to preserve the "pooling of interests" accounting treatment for such merger.

                  (2) In the event of any occurrence described in Section 5(b)(1)(iv) or (v) and if the Optionee elects to exercise the Option, the Optionee will have the right to sell to the Company the shares of Common Stock which the Optionee received upon the exercise of the Option at a price per share equivalent to the fair market value of the Common Stock as determined by the Committee, such payment to be made in the form of cash and/or notes, as determined by the Committee. The Committee will make reasonable efforts to assure that an Optionee electing to sell shares pursuant to this Section 5(c)(2) receives cash consideration in an amount at least sufficient to offset the exercise price paid to the Company by the Optionee in connection with the exercise of the Option.

6. General Restrictions. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise of the Option, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If the Option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section, the exercise period of the Option shall be extended for successive one-year periods until it can be exercised in accordance with this Section. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

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7. Tax Withholding. The Company shall have the right to withhold or retain from any payment to an optionee (whether or not such payment is made pursuant to this Option) or take such other action as is permissible under the Plan which the Company deems necessary or appropriate to satisfy any income or other tax withholding requirements as a result of the exercise of this Option.

8. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, that no option may be exercised except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

9. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

10. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11. Severability. In the event that any one or more of the provisions or portions thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties and specifically supersedes all previous agreements between the Company and the Optionee pertaining to the stock option granted to the Optionee on the date of grant.

13. Transferability. The Option shall not be assignable or transferable by the Optionee other than (i) to the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) to a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) to a partnership in which such Immediate Family Members are the only partners, (iv) to an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) to a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision; provided, however, that (x) there shall be no consideration for any such transfer, and (y) other transfers by the Optionee, or any subsequent transfer of transferred Options by a transferee, shall be prohibited, except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended; and provided, further, that following transfer, for purpose of elections to exercise the Option and the general restrictions applicable under the Plan and under this Agreement to Option exercises, the term "Optionee" shall be deemed to include the transferee, but the Option otherwise shall continue to be subject to the same terms and conditions that were applicable immediately prior to transfer, including without limitation the provisions of Section 5(f) of the Plan and
Section 4 of this Agreement, which shall apply so that in the event the original grantee of the Option ceases to be an employee of the Company or any parent or subsidiary of the Company, then the Option shall be exercisable by the transferee only to the extent and for the periods specified in this Agreement.

14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions or provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

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                                   EXHIBIT A


      NOTICE OF EXERCISE OF AMENDED AND RESTATED PER-SE TECHNOLOGIES, INC.
                     NON-QUALIFIED STOCK OPTION TO PURCHASE
                   COMMON STOCK OF PER-SE TECHNOLOGIES, INC.


                           Name: __________________________

                           Address: ________________________

                           _________________________________

                           Date:___________________________

                           SS No.:__________________________

Per-Se Technologies, Inc.
2840 Mt. Wilkinson Parkway
Atlanta, Georgia  30339
Attn:  Treasurer

Re:  Exercise of Amended and Restated Per-Se Technologies, Inc.
     Non-Qualified Stock Option

Ladies and Gentlemen:

         Subject to acceptance hereof in writing by Per-Se Technologies, Inc. (the "Company") pursuant to the provisions of the Second Amended and Restated Per-Se Technologies, Inc. Non-Qualified Stock Option Plan, as amended, I hereby elect to exercise options granted to me to purchase ______________ shares of Common Stock, par value $.01 per share, of the Company under the Amended and Restated Per-Se Technologies, Inc. Non-Qualified Stock Option Agreement dated ________, at a price of $_________ per share.

         Enclosed is a certified check (or bank cashier's check) for $___________ for the full purchase price, payable to the order of Per-Se Technologies, Inc.

         As soon as the Stock Certificate is registered in my name, please deliver it to me at the above address.

         I hereby represent, warrant, covenant and agree with the Company as follows:

         I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

         I understand and agree that the Company shall withhold from payments made to me, or I shall remit to the Company, all amounts required to be withheld by the Company to satisfy federal and state tax withholding obligations with respect to the exercise of the Option;

         I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the shares hereunder and I am able to bear the economic risk of such purchase; and

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         The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to the Option. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation that all such agreements, representations, warranties and covenants made herein shall be true and correct at such time.


                                    Very truly yours,



                                    -----------------------------------
                                    (Name of Optionee)




                                    -----------------------------------

AGREED TO AND ACCEPTED:

PER-SE TECHNOLOGIES, INC.

By:  _________________________

Title:  ______________________

Number of Shares
Exercised:  ___________________

Number of Shares
Remaining:  ___________________


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